Exhibit 99.1
FOR IMMEDIATE RELEASE
Global Consumer Acquisition Corp. Terminates Discussions with BB&T Corp. Regarding the Former Colonial Nevada Assets and Deposits
New York, New York, October 2, 2009 — Global Consumer Acquisition Corp (NYSE AMEX: GHC, GHC.U, GHC.WS) (the “Company”) announced today that it had terminated discussions with BB&T Corp. regarding the former Colonial Nevada assets and deposits. The Company believes that BB&T offered a far less compelling investment proposition for the former Colonial Bank Nevada business than what the Company had originally evaluated.
“We believe there are more attractive acquisition opportunities available in our target market,” said Jason Ader, Chairman of Global Consumer Acquisition Corp. “We continue to be excited about our future in Nevada.”
About Global Consumer Acquisition Corp.
Global Consumer Acquisition Corp. is a blank check company organized for the purpose of effecting a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar business combination with one or more domestic or international operating businesses.
Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements inherently involve risks and uncertainties that are detailed in the Company’s prospectus and other filings with the Securities and Exchange Commission and, therefore, actual results could differ materially from those projected in the forward-looking statements. The Company assumes no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Company Contact:
Andrew Nelson
Chief Financial Officer
Global Consumer Acquisition Corp.
(212) 445-7800